Exhibit 10.59

Surety Deed

To AGREEMENT dated July 11, 2007  No C-25-400/07

Moscow                                                                                              “  11” July 2007

Closed Joint Stock Company “Network of Television Stations” (OGRN 1027700151852), hereinafter referred to as the “Principal”, represented by its General Director А.Е. Rodnyansky, acting pursuant to the Charter, as the first party,

Closed Joint Stock Company “Video International Group of Companies”, hereinafter referred to as the “Surety”, represented by its General Director Mr. S.A. Vasiliev, acting pursuant to the Charter, as a second party,

Closed Joint Stock Company “Kompaniya TSV” (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by the General Director V.L. Vshivkin, acting pursuant to the Charter, as a third party, entered into this Deed as follows

1. SUBJECT OF THE DEED

1.1. Under this Deed, the Surety agrees to be liable to the Principal for improper performance by the Agent of any financial obligations arising out of Agreement No C-25-400/07 dated July 11, 2007  (hereinafter referred to as the “Agreement”) with respect to:

a) timely transfer to the Principal of the funds received by the Agent from the advertising clients (sections 4.4. and  4.7. of the Agreement) within the time periods set forth in the Agreement or provided by law;

b) payment by the Agent of the penalty interest at the rate of 0.05% (Five hundredth of percent) from the amount of overdue payment for each banking day of delay (section 5.2. of the Agreement);

c) payment of the proved lost profits in accordance with section 5.6 of the Agreement;

d) payment to the Principal of the termination fee (par. 2 section 9.2. of the Agreement)  within the time period set forth in the Agreement;

e) timely payment of the guarantee amount obligation with respect to the amounts overdue from the advertising clients (section 1 of the Supplementary Agreement No 1) within the time period set forth in the Supplementary Agreement 1 to the  Agreement.

2. OBLIGATIONS OF THE PARTIES

2.1. The Surety shall be liable to the Principal jointly with the Agent for improper performance of the Agent’s obligations under the Agreement listed in section 1.1. hereof to the same extent as the Agent and within the period of time set forth in the Agreement.

2.2. The liability of the Surety shall arise upon non-performance and/or improper performance by the Agent of the Agent’s obligations under the Agreement listed in section 1.1. hereof.

2.3. The Agent shall promptly advise the Surety on all and any failures to perform its obligations arising out of the Agreement as well as on other circumstances, which affect the performance of the Agent’s obligations to the Principal.

2.4. In the event of non-performance and/or improper performance by the Agent of the obligations to the Principal secured by this Surety, the Principal may at its election either demand that the obligation be performed by the Agent or the Surety or enforce the collection from the Surety or the Agent in the manner provided by law.

2.5. If the Surety has paid the amounts claimed by the Principal under the obligation secured by the Surety, the Surety shall assume all rights of the creditor (the Principal) with respect to the amounts of actually paid claims. In addition to the amount actually paid to the Principal the Surety shall be entitled to demand from the Agent the compensation for damages, incurred in settling of its liabilities.

2.6. The Principal shall be required to deliver to the Surety the documents evidencing the claims against the Agent and assign the rights underlying such claims.

3. SURETY TERM AND TERMINATION

3.1. The Surety shall be issued for the entire duration of the Agreement.

The Principal, however, may not present its demand to the Surety to pay any amounts under section 1.1. hereof after December 31, 2013.

3.2.  The Surety shall terminate:

a) in respect of the obligations under section 1.1. hereof– if no demand for payment of the respective amounts is presented to the Surety by the Principal by December 31, 2013;

b) if the Principal refused to accept proper performance under the Agreement as offered by the Agent or the Surety (this provision shall apply only in respect of the Surety for a specific obligation of the Agent, which the Principal has refused to accept and shall not terminate the Surety Deed in its entirety);

c) in the event the Agent has properly performed all of its obligations under the Agreement secured by the Surety; and

d) in other cases provided by the law.

4. PROCEEDINGS ON DISPUTES BETWEEN THE PARTIES

The disputes between the parties in connection with the performance of the obligations under this Deed shall be referred to the Moscow Arbitrazh Court.

Executed in three counterparts with one for each party.

Registered Addresses and bank Details of the Parties:

Principal

Closed Joint Stock Company “Network of Television Stations”

Registered Address: 12 3rd Khoroshevskaya Street, Moscow

Mailing Address: 12 3rd Khoroshevskaya Street, Moscow.

INN07115217, OГPH 1027700151852

Current account  40702810100000006624 with OAO Alfa Bank, correspondent account

30101810200000000593

BIK 044525593

tel. 797- 4100 fax 797 – 4101

Hard Currency Account Details:

Beneficiary: ZAO Set Televisionnyx Stanciy

Beneficiary account: 40702840400003003080

Beneficiary bank: ALFA-Bank, Moscow, Russia (107078, Masha Poryvaeva st., 11)

Surety

Closed Joint Stock Company “Video International Group of Companies”

INN 7721132077 OГPH 1027739120254

Registered and Mailing Addresses: 25, Akademic Pavlov Street, Moscow, 121359.

INN 7721097496

OGRN 1027739121497

Current Account  40702810100700551016 with ZAO KB Citibank,

Correspondent account 30101810300000000202

BIK 044525202

Tel. 956-1267

Agent

Place of Business: 25 Akademeka Pavlova Street, Moscow 121359

Mailing Address: 25 Akademeka Pavlova Street, Moscow 121359

INN 7731568585

KPP 773101001

OGRN 5077746859757

Current account 4070 2810 3382 6011 0108

with the Kievskoe Branch of the Savings Bank of Russia No 5278

Correspondent account 3010 1810 4000 0000 0225

BIK 044525225

Tel.

Fax

Hard Currency Account Details:

Beneficiary: Beneficiary account:

Beneficiary bank:

Principal	Signatures: Surety	Agent

(А.Е. Rodnyansky) seal here	(S.A. Vasiliev) seal here	(V.L. Vshivkin) seal here